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                                                                   EXHIBIT 10.21

                          First Amended and Restated
                        Total Renal Care Holdings, Inc.
                         1995 Equity Compensation Plan


     1.   Purpose.  The purpose of the Total Renal Care Holdings, Inc. 1995
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Equity Compensation Plan ("Plan") is to promote the interests of Total Renal
Care Holdings, Inc. ("Company") and its shareholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward employees, directors, and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between those persons and the Company's shareholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

     2.   Definitions.  For purposes of this Plan, the following terms shall
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have the meanings set forth below.

          (a) "Board" means the Board of Directors of Total Renal Care Holdings, Inc.

          (b) "Code" means the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

          (c) "Committee" means the administrative Committee of this Plan that is provided in Section 3 below.

          (d) "Common Stock" means the common stock of Total Renal Care Holdings, Inc. or any security issued in substitution, exchange, or in lieu thereof.

          (e) "Company" means Total Renal Care Holdings, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

          (f) "Disabled" means permanent and total disability, as defined in Code Section 22(e)(3).

          (g)  "Exchange Act" means the Securities Exchange Act of 1934.

          (h) "Fair Market Value" shall mean, on any given day, the closing price for the Common Stock on that day, or if the Common Stock was not traded on that day, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.
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               (i)    If the Common Stock is admitted to trading or listed on a
          national securities exchange, the closing price for any day shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

               (ii) If not listed or admitted to trading on any national securities exchange, the last sale price on that day of the Common Stock reported on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq National Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

               (iiI) If not included in the Nasdaq National Market, the average of the closing bid and ask prices of the Common Stock on that day reported by The Nasdaq Stock Market, or any comparable system on that day.

               (iv) If the Common Stock is not included in the Nasdaq Stock Market or any comparable system, the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

          (i) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option under Section 422 of the Code.

          (j) "Insider" means a person who is subject to Section 16 of the Exchange Act.

          (k) "Non-Qualified Stock Option" means any option to purchase Common Stock that is not an Incentive Stock Option.

          (l) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          (m) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

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          (n)  "Participant" means a person who was been granted an Option or
     Restricted Stock.

          (o) "Plan" means this Total Renal Care Holdings, Inc. 1995 Equity Compensation Plan, as it may be amended from time to time.

          (p)  "Restricted Stock" means shares of Common Stock issued under
     Section 8 below that are subject to restrictions on ownership.

          (q) "Severance" means, with respect to a Participant, the termination of the Participant's provision of services to the Company as an employee, director, or independent contractor, whether by reason of death, disability, retirement, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or a Parent (or vice versa).

          (r) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

          (s) "Ten Percent Shareholder" means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the
     Code) more than ten percent (10%) of the stock of Total Renal Care Holdings, Inc. or of any of its Parents or Subsidiaries.

     3.   Administration.
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          (a)  This Plan shall be administered by a Committee appointed by the
     Board. The Board may remove members from, or add members to, the Committee at any time. The Committee shall be composed of individuals in a manner that complies with Rule 16b-3 under the Exchange Act and with Code Section 162(m).

          (b) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members:

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               (i)   Present at any meeting; or

               (ii)  In writing without a meeting.

          (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

          (d) Subject to the limitations of Sections 9 and 14 below, the Committee is expressly authorized to make such modifications to this Plan and the Options granted hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

          (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options to Insiders.

     4.   Duration of Plan.
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          (a)  This Plan shall be effective as of the close of the initial public offering of the Common Stock of Total Renal Care Holdings, Inc., provided this Plan is approved by the majority of the Company's shareholders, in accordance with the provisions of Code Section 422, within twelve (12) months before or after its adoption by the Board. If the Plan is not approved by the shareholders within that time period, the Plan and all Options issued under the Plan will terminate. The approval by the shareholders must relate to:

               (i) The class of individuals entitled to receive Incentive Stock Options; and

               (ii) The aggregate number of shares of Common Stock that may be issued under the Plan, except as modified pursuant to Section 12 below.

     If either of those items are changed, the approval of the shareholders must again be obtained.

          (b) In the event that this Plan is not so approved, this Plan shall terminate and any Options granted under this Plan shall be void.

          (c) This Plan shall terminate on December 17, 1999, except with respect to Options then outstanding.

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     5.   Number of Shares.
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          (a)  The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be one million (1,000,000). This aggregate number may be adjusted from time to time as set forth in Section 12 below. The maximum number of shares that may be issued to a single Participant is one million (1,000,000).

          (b) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan. Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

          (c) The Committee shall prescribe such rules as it deems appropriate regarding the effect that using Common Stock to:

               (i)   Satisfy the withholding obligations; or

               (ii) Pay part or all of the exercise price of an Option or the purchase price of a grant of Restricted Stock;

      will have upon the maximum number of shares that may be issued under the Plan.

      6.  Eligibility.
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          (a)  Persons eligible to receive grants of Options or Restricted Stock under this Plan shall consist of employees, directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to employees.

          (b) In the event that the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for the acquired entity upon such terms and conditions as the Committee shall determine, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

     7.   Form of Options.  Options shall be granted under this Plan on such
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terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan, and which need not be the same for each such grant.

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          (a)  The exercise price per share of Common Stock purchasable under an
     Option shall be set forth in the Option. However, the exercise price of an Incentive Stock Option, determined on the date of the grant, shall be no less than:

               (i) One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Shareholder; or

               (ii) One hundred percent (100%) of the Fair Market Value of the Common Stock in the case of any other employee.

     However, the exercise price of such a substituted Incentive Stock Option (issued pursuant to Section 6 above) may be less than the Fair Market Value on the grant date.

          (b) An Option shall be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option. However, no Option shall be exercisable prior to the date this Plan is approved by the Company's shareholders, as set forth in Section 4 above.

          (c) The aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422.

     8.   Restricted Stock.
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          (a)  The Committee may issue grants of Restricted Stock, upon such terms and conditions as it may deem appropriate, which need not be the same for each grant.

          (b) Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration.

          (c) A Participant shall not have a vested right to the shares subject to the grant of Restricted Stock until the satisfaction of the vesting requirements specified in the grant.

          (d) The Participant may not assign or alienate the Participant's interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a shareholder of the Company, with respect to the shares received under a grant of Restricted Stock, including the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to the shares covered by a grant of Restricted Stock shall be treated as additional shares received under the grant of Restricted Stock.

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     9.   Modification of Grants.
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          (a)  The Committee may modify an existing Option, including the right to:

               (i)    Change the exercise price;

               (ii)   Accelerate the right to exercise it;

               (iii)  Extend or renew it; or

               (iv)   Cancel it and issue a new Option.

     However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without the Participant's consent. The Committee may make similar modifications to grants of Restricted Stock.

          (b) In the event that the Board amends the terms of an Option so that it no longer qualifies as an Incentive Stock Option under Code Section 422, the limitations imposed upon the Option under the Code and the Plan by virtue of it (formerly) qualifying as an Incentive Stock Option shall no longer apply, to the extent specified in the amendment.

          (c) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h).

          (d) Whether a modification of an existing Option granted to an Insider will be treated as a new grant will be determined in accordance with Rule 16b-3.

     10.  Termination of Options.
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          (a)  Except to the extent the terms of an Option require its prior termination, each Incentive Stock Option shall terminate on the earliest of the following dates:

               (i) The date which is ten (10) years from the date on which the Option is granted or five (5) years in the case of an Option granted to a Ten Percent Shareholder.

               (ii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant was Disabled at the time of Severance.

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               (iii)  The date which is one (1) year from the date of the
           Severance of the Participant to whom the Option was granted, if the Participant's death occurs:

                    (A)  While the Participant is employed by the Company; or

                    (B) Within three (3) months following the Participant's Severance.

               (iv) In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date that is three (3) months from the date of the Participant's Severance.

          (b) The rules contained in Paragraph (a) above do not apply to Non-Qualified Stock Options.

     11.  Non-transferability of Grants.
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          (a)  During the lifetime of the Participant, each Option is exercisable only by the Participant. Options are not assignable or transferable except by will or the laws of descent and distribution.

          (b) Shares of Restricted Stock shall be subject to such restrictions as may be imposed in the grants.

     12.  Adjustments
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          (a)  In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

               (i) The aggregate number or kind of shares for which Options may be granted under this Plan;

               (ii) The number or kind of shares covered by each outstanding Option; and

                (iii) The exercise price per share in respect of each outstanding Option.

          (b) The Committee may also make such adjustments in the event of a spinoff or other distribution) of Company assets to shareholders (other than normal cash

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     dividends.

     13.  Notice of Disqualifying Disposition.  A Participant must notify the
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Company if the Participant disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for capital gains treatment on the sale.

     14.  Amendment and Termination.  The Board may at any time amend or
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terminate this Plan.  However, no amendment or termination may impair the rights of the Participant holding an Option without the Participant's consent.
However, except as may otherwise be permitted under Rule 16b-3 under the 1934 Act, no amendment to the Plan may be adopted without the approval of the shareholders that would materially:

          (a)  Increase the number of shares that may be issued to Insiders;

          (b)  Increase the benefits accruing to Insiders; or

          (c)  Modify the requirements for Insiders to participate.

     15.  Tax Withholding.
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          (a)  The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations arising because of the operation of this Plan.

          (b) If Common Stock is used to satisfy the Company's tax withholding obligations, the stock shall be its Fair Market Value when the tax withholding is required to be made.

      16.  No Additional Rights.
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          (a)  Neither the adoption of this Plan nor the granting of any Option or Restricted Stock shall:

               (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

               (ii) Confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

          (b) No Participant shall have any rights as a shareholder with respect to any

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     shares covered by an Option granted to the Participant until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

     17.  Securities Law Restrictions.
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          (a)  No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

          (b) The Committee may require certain investment or other representations and undertakings by the person exercising an Option or purchasing Restricted Stock in order to comply with applicable law.

          (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

     18.  Indemnification.  To the maximum extent permitted by law, the Company
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shall indemnify each member of the Committee and each other member of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

     19.  Governing Law.  This Plan and all actions taken thereunder shall be
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governed by and construed in accordance with the laws of the State of Delaware.

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